Exhibit 10.19

Cardica, Inc.

900 Saginaw Dr.

Redwood City, CA 94063

Dated as of July 1, 2014

Century Medical, Inc.

1-11-2, Osaki, Shinagawa-ku,

Tokyo 141-8588, Japan

Re: Secured Note Purchase Agreement dated as of September 2, 2011 (the “Note Purchase Agreement”) between Cardica, Inc. (the “Company”) and Century Medical, Inc. (the “Purchaser”)

Gentlemen:

Reference is made to the Note Purchase Agreement. All capitalized terms not otherwise defined herein shall have the meanings contained in the Note Purchase Agreement.

The purpose of this letter is to confirm our agreement with respect to the following:

1.     Section 1.3 of the Note Purchase Agreement is hereby amended by deleting “fifth (5th)” in the first and second lines thereof and substituting therefor “seventh (7th)”.

2.      The Company hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Security Agreement, as collateral security for the Secured Obligations (as defined in the Security Agreement), and acknowledges that all of such liens and security interests, and all Collateral (as defined in the Security Agreement) heretofore pledged as security for the Secured Obligations, continues to be and remains Collateral for the Secured Obligations from and after the date hereof.

Except as provided herein, all terms and conditions of the Note Purchase Agreement and each of the other Loan Documents shall remain in full force and effect.

If you are in agreement with the foregoing, please sign the acknowledgment below and return one original counterpart of this letter to my attention whereupon this letter shall constitute a binding agreement between us.

Sincerely,

Cardica, Inc.

By:	/s/ Bernard Hausen

Its:	President & CEO Cardica Inc.

Acknowledged and agreed as of the date first written above:

Century Medical, Inc.

By:	/s/ Akira Hoshino

Its:	President & CEO